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                                 CODE OF ETHICS
                                       OF
                          SCHNEIDER CAPITAL MANAGEMENT

I.   PREAMBLE

          This Code of Ethics ("Code") is being adopted in compliance with the requirements of Sections 204A and 206 of the Investment Advisers Act of 1940 (the "Advisers Act") and Rules 204-2 and 204A-1 under the Advisers Act and
Section 17(j) of the Investment Company Act of 1940 (the "Investment Company Act") and Rule 17j-1 under the Investment Company Act, to effectuate the purposes and objectives of those provisions of the Advisers Act, the Investment Company Act and the rules promulgated thereunder. Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Rule 204A-1 requires advisers to establish, maintain and enforce a written code of ethics. Rule 204-2 imposes record keeping requirements with respect to personal securities transactions of access persons (defined below). Section 206 of the Advisers Act makes it unlawful for certain persons including Schneider Capital Management (the "Firm"):

          1. To employ any device, scheme or artifice to defraud any client or prospective client;

          2. To engage in any transaction, practice or course of business which operates as a fraud or deceit upon any client or prospective client;

          3. Acting as principal for his own account, knowingly to sell any security to or purchase any security from a client; or acting as broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction, the capacity in which he is acting and obtaining the consent of the client to such transaction. The prohibitions of this paragraph (3) shall not apply to any transaction with a customer of a broker or dealer if such broker or dealer is not acting as an investment adviser in relation to such transaction; or

          4. To engage in any act, practice, or course of business which is fraudulent, deceptive or manipulative.

          Similarly, Rule 17j-1(b) of the Investment Company Act makes it unlawful for any affiliated person of the investment adviser of an investment company in connection with the purchase or sale, directly or indirectly, by such person of a Security Held or to be Acquired by the investment company:

               (1) to employ any device, scheme or artifice to defraud the investment company;

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               (2) to make any untrue statement of a material fact to the investment company or to omit to state a material fact necessary in order to make the statements made to the investment company, in light of the circumstances under which they are made, not misleading;

               (3) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the investment company; or

               (4) to engage in any manipulative practice with respect to the investment company.

          This Code contains provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standards and contains procedures reasonably necessary to prevent violations of the Code.

     A.   Standard of Conduct

          The Firm is committed to ethical conduct and integrity in all aspects of the conduct of our business. The fulfillment of our fiduciary duties to our clients is paramount, and will not be compromised for financial or other goals. All employees are required to comply with the federal securities laws, other applicable laws and regulations, and the Firm's compliance policies and procedures. Employees who fail to meet these requirements are subject to disciplinary action by the Firm.

          The Firm and its employees have a duty of loyalty to our clients. This duty requires that we: act for the benefit of clients; avoid conflicts of interest, or if unavoidable, disclose the conflict and obtain client consent; deal honestly, fairly and in good faith with clients; avoid intentional misconduct; and refrain from competing with or seizing opportunities of our clients. In furtherance of our duty to our clients, it is our goal to provide disinterested, impartial advice.

          The Firm and its employees also have a duty of care to our clients. This duty requires that we use care to manage investments prudently, reflecting the high level of skills possessed by the employees of the Firm, and consider suitability in light of the respective client's investment purpose and restrictions, among other relevant considerations.

          Each employee of the Firm has a duty to prevent the misuse of material nonpublic information, which includes a complete prohibition against the misuse of material nonpublic information about the Firm's securities recommendations and client securities holdings and transactions.

          This Code of Ethics is adopted by the Board of Directors of the Firm. In summary, this Code is based upon the principle that the directors and officers of the Firm, and certain affiliated persons of the Firm, owe a fiduciary duty to, among others, the clients of the Firm to conduct their affairs, including their personal securities transactions, in such manner to

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avoid (i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position with the Firm; and (iii) engaging in any actual or potential conflicts of interest or any abuses of their position of trust and responsibility. This fiduciary duty includes the duty of the Personal Trading Compliance officer and Chief Compliance Officer of the Firm to report violations of this Code of Ethics to the Firm's Board of Directors. All violations of this Code of Ethics are required to be reported promptly to the Chief Compliance Officer of the Firm.

II.  POLICY STATEMENT ON INSIDER TRADING

          The Firm forbids any officer, director or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm's policy applies to every officer, director and employee and extends to activities within and outside their duties at the Firm. Any questions regarding the Firm's policy and procedures should be referred to the Chief Compliance Officer.

          The Term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others. The "manipulative and deceptive devices" prohibited by Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, include the purchase or sale of a security of any issuer, on the basis of material nonpublic information about that security or issuer, in breach of a duty of trust or confidence that is owed directly, indirectly, or derivatively, to the issuer of that security or the shareholders of that issuer, or to any other person who is the source of the material nonpublic information.

          While the law concerning insider trading is not static, it is generally understood that the law prohibits:

          1. trading by an insider, while in possession of material nonpublic information, or

          2. trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

          3.   communicating material nonpublic information to others.

          The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, an employee of the Firm may become a temporary insider of a company he or she advises or for which he or she performs other services. For that to occur, the

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company must expect the Firm employee to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the Firm employee will be considered an insider.

          Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to, dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

          Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

          Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. The penalties include:

          .    civil damages
          .    treble damages
          .    jail sentences
          .    fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited: and fines for the employers or other controlling persons of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

          Any violation of this Insider Trading Policy can be expected to result in serious sanctions by the Firm, including dismissal of the persons involved.

          Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:

          1. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially effect the market price of the securities if generally disclosed?

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          2.   Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

          If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

          1.   Report the matter immediately to the Chief Compliance Officer.

          2. Do not purchase or sell the securities on behalf of yourself or others.

          3. Do not communicate the information inside or outside the Firm, other than to the Chief Compliance Officer.

          4. Upon a determination by the Chief Compliance Officer that the information is material and nonpublic, instructions will be issued promptly to:

                    (a) halt temporarily all trading by the Firm in the security or securities of the pertinent issuer and all recommendations of such security or securities;

                    (b) ascertain the validity and non-public nature of the information with the issuer of the securities;

                    (c) request the issuer or other appropriate parties to disseminate the information promptly to the public, if the information is valid and non-public; or

                    (d) in the event the information is not publicly disseminated, consult counsel and request advice as to what further steps should be taken, including possible publication by the Firm of the information, before transactions or recommendations in the securities are resumed.

          5. Upon a determination by the Firm's Chief Compliance Officer that the information is public or not material, you will be allowed to trade and communicate the information.

          No set of rules can possibly anticipate all the potential trading conflicts of interest between clients and personnel. Any situation subject to interpretation should be decided in favor of the protection of the best interests of the clients. For instance, it would be unethical to execute a personal trade in a security if the person knew or had reason to know that a substantial order in the security in question was likely to be implemented for a client in the foreseeable future, even though to execute the personal trade would be within the letter of the law.

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          Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Firm, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

          Investment decisions made by the Firm may not be disclosed to anyone other than Firm clients, including a spouse or other relative or a social or business acquaintance.

          The role of the Chief Compliance Officer and the Personal Trading Compliance Officer is critical to the implementation and maintenance of the Firm's policy and procedures against insider trading. The Firms' Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

          To prevent insider trading, the Firm will:

          1. provide, on a regular basis, an education program to familiarize officers, directors and employees with the Firm's policy and procedures, and

          2. when it has been determined that an officer, director or employee of the Firm has material nonpublic information,

               a) implement measures to prevent dissemination of such information, and

               b) if necessary, restrict officers, directors and employees from trading the securities.

          To detect insider trading, the Personal Trading Compliance Officer and the Chief Compliance Officer will:

          1. review the trading activity reports filed by each officer, director and employee, and

          2.   review the trading activity of accounts managed by the Firm.

III. DEFINITIONS

     A. "Access Person" means any of the Firm's supervised persons who has access to nonpublic information regarding any client's purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any "reportable fund", or who is involved in making securities recommendations to clients, or who has access to recommendations that are nonpublic. A "reportable fund" is any fund for which the Firm serves as investment adviser, or any fund whose investment adviser or principal underwriter controls the Firm, is controlled by the Firm, or is under common control with the Firm. All of the Firm's directors and officers are access persons.

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     B.   "Advisory Person" means (a) any employee of the Firm (or any company in a control relationship to the Firm) who, in connection with his or her regular functions or duties, normally makes, participates in, or obtains information regarding the purchase or sale of Covered Securities (as defined below) by the Firm on behalf of its Clients (as defined below), or whose function relates to making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to the Firm who obtains information concerning recommendations made to a Client with regard to the purchase or sale of a security by the Firm on behalf of its Clients.

     C. "Automatic investment plan" means a program in which regular periodic purchases ( or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

     D. A security is "being considered for purchase or sale" or is "being purchased or sold" when a recommendation to purchase or sell the security has been made and communicated, which includes when the Firm has a pending "buy" or "sell" order with respect to a security, and, with respect to the person making the recommendation, when such person is seriously considering making such a recommendation. "Purchase or sale of a Covered Security" includes the writing of an option to purchase or sell a Covered Security.

     E. "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder. Generally speaking, beneficial ownership encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household. Reports required by this Code may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

     F. "Client" includes both private accounts managed by the Firm and Investment Companies as defined below.

     G. "Control" shall have the same meaning as that set forth in Section 202(a) (12) of the Advisers Act and 2(a)(9) of the Investment Company Act. These sections generally provide that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     H. "Covered Security" means a security as defined in Section 2(a)(36) of the Investment Company Act and Section 202(a)(18) of the Advisers Act, except that it

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          shall not include direct obligations of the Government of the United
          States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (any instrument that has a maturity at issuance of less than 366 days and is rated in one of the two highest categories by a nationally recognized statistical rating organization) including repurchase agreements, shares issued by money market funds, and shares issued by open-end investment companies other than reportable funds, and shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, unless the adviser or a control affiliate acts as the investment adviser or principal underwriter for the fund.

     I. "Federal securities laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission ("SEC") under any of these statues, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

     J. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

     K. "Investment Company" means a company registered as such under the Investment Company Act or any series thereof for which the Firm is the adviser or sub-adviser.

     L. "Investment Personnel" means (a) any Portfolio Manager of the firm as defined below; or (b) any employee of the Firm (or any company in a control relationship to the Firm) who in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Firm on behalf of its Clients; or (c) any natural person who controls the Firm and who obtains information concerning recommendations made by the Firm on behalf of its Clients regarding the purchase or sale of securities by the Firm on behalf of its Clients.

     M. "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 (the "Securities Act") pursuant to
          Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act.

     N. "Portfolio Manager" means an employee of the Firm entrusted with the direct responsibility and authority to make investment decisions.

     O. A "Security Held or to be Acquired" by the Firm on behalf of a Client means: (i) any Covered Security which within the most recent 15 days:
          (a) is or has been held by a Client; or (b) is being or has been considered by the Firm for purchase by the

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          Firm on behalf of a Client; and (ii) any option to purchase or sell and any security convertible into or exchangeable for a Covered Security described above.

IV.  PROHIBITED TRANSACTIONS

     The prohibitions set forth below shall apply to Access Persons, Investment Personnel and Portfolio Managers.

          1. No person shall engage in any act, practice or course of conduct, which would violate the provisions of Section 206 and Rule 17j-1 set forth above.

          2.   No person shall:

               a) purchase or sell, directly or indirectly, any Covered Security in which he or she has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

                    (1) is being considered for purchase or sale by the Firm on behalf of any Client, or

                    (2) is being purchased or sold by the Firm on behalf of any Client.

               b) No person shall reveal to any other person (except in the normal course of his or her duties on behalf of a Client) any information regarding securities transactions by a Client or consideration by a Client or the Adviser of any such securities transaction.

               c) No person shall, in the absence of prior approval by the Compliance Officer, sell any Covered Security that was purchased, or purchase a Covered Security that was sold, within the prior 60 calendar days. A form for pre-approval is attached hereto as Exhibit D.

               d) No person shall acquire any securities in an Initial Public Offering;

               e) No person shall purchase any securities in a Limited Offering, without prior approval of the Chief Compliance Officer of the Firm or other officer designated by the Board of Directors. Any person authorized to purchase securities in a private placement shall disclose that investment when they play a part in any subsequent consideration by the Firm of an investment in the issuer. In such circumstances, the Firm's decision to purchase securities of the issuer shall be subject to the independent review by Investment

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                    Personnel with no personal interest in the issuer. A record of any decision and the reason supporting the decision to approve the acquisition by Access Persons of a Limited Offering shall be maintained as described below.

               f) No person shall accept any gift or other thing of more than de minimis value ($250 or more) from any person or entity that does business with or on behalf of the Firm;

               g) No person shall serve on the board of directors of any publicly traded company or membership in an investment organization without prior authorization of the President or other duly authorized officer of the Firm. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Firm's Clients. Authorization of board service shall be subject to the implementation by the Firm of "Chinese Wall" or other procedures to isolate such Investment Personnel from the Investment Personnel making decision about trading in that company's securities.

               h)   No person shall buy or sell a Covered Security within seven
                    (7) calendar days before and after any Client of the Firm trades in that security. Any trades made within the proscribed period shall be unwound, if possible. Otherwise, any profits realized on trades within the proscribed period shall be disgorged to the appropriate Client portfolio(s).

The Personal Trading Compliance Officer of the Firm shall identify all persons who are considered to be Access Persons, Investment Personnel and Portfolio Managers and shall notify and inform such persons of their respective obligations under this Code, and shall deliver a copy of this Code of Ethics and any amendments to each such person. Each person shall acknowledge, in writing, his or her receipt of the Code and any amendments.

V.   EXEMPTED TRANSACTIONS

     A.   The prohibitions of Section IV shall not apply to:

          1. purchases or sales effected for, or held in, in any account over which the Access Person has no direct or indirect influence or control;

          2. purchases or sales which are non-volitional on the part of either the Access Person or the Firm;

          3. purchases which are part of an automatic investment plan, including an automatic dividend reinvestment plan;

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          4.   purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

          5. purchases or sales of securities which are not related economically to securities purchased, sold or held by the Firm;

          6. transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to the Firm's Clients and which are otherwise in accordance with this Code, Section 206 of the Advisers Act and Rule 17j-1 of the Investment Company Act; for example, such transactions would normally include

               . purchases or sales of up to 1,000 shares of a security which is being considered for purchase or sale by a Client (but not then being purchased or sold) if the issuer has a market capitalization of over $1 billion;

               . or if the proposed acquisition or disposition by the Firm is less than one percent of the class outstanding as shown by the most recent report or statement published by the issuer, or less than one percent of the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association, during the four calendar weeks prior to the individual's personal securities transaction; and

               . or the purchase or sale by the Firm is less than 1000 shares or less than $25,000 of an issuer with a market capitalization of over $1 billion (generally following portfolio rebalancing from cashflows) and all client orders have been executed or withdrawn.

VI.  COMPLIANCE PROCEDURES

     A.   Pre-clearance

          1. All Access Persons shall receive prior written approval from the Personal Trading Compliance Officer of the Firm, or other officer designated by the Board of Directors before purchasing or selling Covered Securities (See Exhibit E). Any approval is valid only for one day after authorization is received. If an Access Person is unable to effect the securities transaction during such period, he or she must re-obtain approval prior to effecting the securities transaction. The Personal Trading Compliance Officer shall receive pre-approval from the Chief Compliance Officer or Senior Trader before purchasing or selling Covered Securities.

               The Personal Trading Compliance Officer will decide whether to approve a personal securities transaction for an Access Person after considering the

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               specific restrictions and limitations set forth in, and the spirit of, this Code of Ethics, including whether the security at issue is being considered for purchase or sale for a Client. The Personal Trading Compliance Officer is not required to give any explanation for refusing to approve a securities transaction.

          2. Purchases or sales of Covered Securities which are not eligible for purchase or sale by the Firm or any Client of the Firm that serves as the basis of the individual's "Access Person" status shall be entitled to clearance automatically from the Personal Trading Compliance Officer.

     B.   Disclosure of Personal Holdings

          1. Within 10 days after initially becoming an Access Person and between January 1 and January 30 of each calendar year, all Access Persons shall disclose to the Personal Trading Compliance Officer of the Firm (a) the title and type of Security, the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect beneficial ownership (b) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person; and (c) the date the Access Person submits the report. Information must be current as of a date no more than 45 days before the report is submitted. The initial holdings report shall be made on the form attached as Exhibit A and the annual holdings report shall be made on the form attached as Exhibit B. Such reports shall be delivered to the Personal Trading Compliance Officer of the Firm. An Access Person shall not be required to make a report with respect to transactions effected for, and Covered Securities held in, any account over which such person does not have any direct or indirect influence.

     C.   Certification of Compliance with Code of Ethics

          1.   Every Access Person shall certify annually that:

               a)   they have read and understand the Code of Ethics; and

               b) they have complied with the requirements of the Code of Ethics; and

               c) they have reported all personal securities transactions and beneficial holdings in Covered Securities required to be reported pursuant to the requirements of the Code of Ethics.

          2. The annual report shall be made on the form attached as Exhibit B and delivered to the Personal Trading Compliance Officers of the Firm.

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     D.   Quarterly Reporting Requirements

          1. Every Access Person shall report to the Personal Trading Compliance Officer of the Firm the information described in Sub-paragraph (D)(2) of this Section with respect to transactions in any security in which such person has, or by reason of such transaction acquires or disposes of, any direct or indirect beneficial ownership in a Covered Security; provided, however, that an Access Person shall not be required to make a report with respect to transitions effected for, and Covered Securities held in, any account over which such person does not have any direct or indirect influence.

          2. Reports required to be made under this Paragraph (D) shall be made not later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected. Every Access Person shall be required to submit a report for all periods, including those periods in which no securities transactions were effected. A report shall be made on the form attached hereto as Exhibit C or on any other form containing the following information:

               a) the date of the transaction, the title, the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), class and the number of shares, and the principal amount of each Covered Security involved;

               b) the nature of the transaction (i.e., purchases, sales or any other type of acquisition or disposition);

               c) the price of the Covered Security at which the transaction was effected;

               d) the name of the broker, dealer or bank with or through whom the transaction was effected;

               e)   the date that the report was submitted by the Access Person;
                    and

               f) with respect to any account established by an Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                    (i) the name of the broker, dealer or bank with whom the Access Person established the account; (ii) the date the account was established; and (iii) the date that the report was submitted by the Access Person.

          3. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

          4. Every Access Person shall direct their brokers to supply to the Personal Trading Compliance Officer of the Firm, on a timely basis, duplicate copies of the confirmation of all personal securities transactions and copies of all periodic statements for all securities transactions that were effected. Every Access Person shall submit the report referred to in Section VI(D)(2). Notwithstanding Section VI(D)(2) of the Code an Access Person need not make a quarterly transaction report where the report would duplicate information contained in broker trade confirmations or account statements received by the Firm in the time period required herein if all of the information required by
               Section VI(D)(2) is contained in such confirmation or account statements.

     E.   Miscellaneous

          1. Reports submitted to the Personal Compliance Officer of the Firm pursuant to this Code of Ethics shall be confidential and shall be provided only to the Chief Compliance Officer, and directors of the Firm, counsel or regulatory authorities upon appropriate request.

          2. These reporting requirements shall apply whether or not one of the exemptions listed in Section V applies except that an Access Person shall not be required to make a report with respect to securities transactions effected for, and any Covered Securities held in, any account over which such Access Person does not have any direct or indirect influence or control, or transactions effected pursuant to an automatic investment plan.

     F.   Conflict of Interest

          1. Every Access Person shall notify the Chief Compliance Officer of the Firm of any personal conflict of interest relationship which may involve the Firm's Clients such as the existence of any economic relationship between their transactions and securities held or to be acquired by any Client of the Firm. Such notification shall occur in the pre-clearance process.

VII. REPORTING OF VIOLATIONS TO THE BOARD OF DIRECTORS

     A. The Personal Trading Compliance Officer and the Chief Compliance Officer shall be responsible for the review of the quarterly transaction reports, the initial holdings reports and annual holdings reports required under Section VI of this Code of Ethics. In connection with the review of these reports, the Personal Trading Compliance Officer and the Chief Compliance Officer shall take appropriate measures to determine whether each Access Person has complied with the provisions of this Code of Ethics. The Chief Compliance Officer of the Firm shall prepare an annual report relating to this Code of Ethics to the Board of

          Directors of the Firm and each Investment Company as requested. Such annual report shall:

          1. describe any issues arising under the Code since the last report including, but not limited to information about material violations of the Code and sanctions imposed in response to material violations;

          2. summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

          3. identify any recommended changes in the existing restrictions or procedures based upon the Firm's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

          4. certify to the Board of Trustees/Directors that the Firm has adopted procedures that are reasonably necessary to prevent Access Persons from violating this Code of Ethics.

VIII. SANCTIONS

     A. Upon discovering a violation of this Code, the Board of Directors may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator. In addition, as part of any sanction, the Firm may require the Access Person or other individual involved to reverse the trade(s) at issue and forfeit any profit or absorb any loss from the trade.

IX.  RETENTION OF RECORDS

     A. This Code of Ethics, a record of all persons, currently or within the past five years, who are or were required to make reports, a record of all persons, currently or within the past five years, who are or were responsible for reviewing reports, a copy of each initial holdings, annual holdings and quarterly transaction report (including any brokerage confirmation or account statements provided in lieu of the reports) made by an Access Person hereunder, a copy of each board report made pursuant to Section VII, a record of any decision and the reason supporting the decision to approve the acquisition by Investment Personnel of Limited Offerings; each memorandum made by the Personal Trading Compliance Officer or Chief Compliance Officer of the Firm hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Firm as required by the Advisers and the Investment Company Act, including as required by Rules 204-2(a)(12) and 204-2(a)(13) under the Advisers Act.

X.   EXCEPTIONS TO THE CODE

     Although exceptions to the Code will rarely, if ever, be granted, the Chief Compliance Officer may make exceptions on a case by case basis, from any of the provisions of this Code, upon a determination that the conduct at issue involves a negligible opportunity for abuse or otherwise merits an exception from the Code. No waiver of compliance with any Code provision required by Rule 204A-1 under the Advisers Act will be granted. All such exceptions must be received in writing by the person requesting the exception before becoming effective. The Chief Compliance Officer shall report any exception to the board of directors/trustees of any Investment Company with respect to which the exception applies at its next regularly scheduled Board meetings.

XI.  APPROVAL OF CODE OF ETHICS AND AMENDMENTS TO THE CODE OF ETHICS

     The board of trustees/directors of each Investment Company shall approve this Code of Ethics. Any material amendments to this Code of Ethics must be approved by the board of trustees/directors of each Investment Company no later than six months after the adoption of the material change. Before their approval of this Code of Ethics and any material amendments hereto, the Firm shall provide a certification to the board of trustees/directors of each such Investment Company that the Firm has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

Dated: February 1, 2005

                                                                       Exhibit A
                                                                          1 of 2

                          SCHNEIDER CAPITAL MANAGEMENT

                                 CODE OF ETHICS

                                 INITIAL REPORT

To the Personal Trading Compliance Officer of Schneider Capital Management:

     1. I hereby acknowledge receipt of a copy of the Code of Ethics for Schneider Capital Management, Corporation, the ("Firm").

     2. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

     3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve Firm Clients, such as any economic relationship between my transactions and securities held or to be acquired by the Firm Clients or any related portfolios.

     4. As of the date below, I have a direct or indirect beneficial ownership in the following Covered Securities which are required to be reported under the Firm's Code of Ethics (see attached form):

--------------------------------------------------------
Title and type   Number      Principal   Exchange ticker
of Security      of Shares   Amount      Symbol or CUSIP
--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

          The name of any broker, dealer or bank with whom I maintain an account in which my Covered Securities are held for my direct or indirect benefit are as follows:

----------------------------------------
NAME OF       BROKER         DATE
BROKER/BANK   BANK/ADDRESS   ESTABLISHED
----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

          This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Date:                                Signature:
      ---------------------------               --------------------------------

                                     Print Name:
                                                 -------------------------------

                                                                       Exhibit A
                                                                          2 of 2

                          SCHNEIDER CAPITAL MANAGEMENT

                                 CODE OF ETHICS

                                 INITIAL REPORT

--------------------------------------------------------------------------------
Title and type      Number              Principal          Exchange ticker
of Security         of Shares            Amount            Symbol or CUSIP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       Exhibit B
                                                                          1 of 2

                          SCHNEIDER CAPITAL MANAGEMENT

                                 CODE OF ETHICS

                                  ANNUAL REPORT

To the Personal Trading Compliance Officer of Schneider Capital Management:

     1. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

     2.   I hereby certify that, during the year ended             , 200  , I
                                                       ------------     --
          have complied with the requirements of the Code and I have reported all securities transactions and beneficial holdings, required to be reported pursuant to the Code.

     3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve Firm Clients, such as any economic relationship between my transactions and securities held or to be acquired by Firm Clients or any related portfolios.

     4. As of the date below, I have a direct or indirect beneficial ownership in the following Covered Securities which are required to be reported under the Firm's Code of Ethics (see attached form):

--------------------------------------------------------
Title and type   Number      Principal   Exchange ticker
of Security      of Shares   Amount      Symbol or CUSIP
--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

          The name of any broker, dealer or bank with whom I maintain an account in which my Covered Securities are held for my direct or indirect benefit are as follows:

----------------------------------------
NAME OF       BROKER         DATE
BROKER/BANK   BANK/ADDRESS   ESTABLISHED
----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

          This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Date:                                Signature:
      ---------------------------               --------------------------------

                                     Print Name:
                                                 -------------------------------

                                                                       Exhibit B
                                                                          2 of 2

                          SCHNEIDER CAPITAL MANAGEMENT

                                 CODE OF ETHICS

                                  ANNUAL REPORT

--------------------------------------------------------------------------------
Title and type      Number              Principal          Exchange ticker
of Security         of Shares            Amount            Symbol or CUSIP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       Exhibit C
                                                                          1 of 2

                          SCHNEIDER CAPITAL MANAGEMENT

Securities Transactions Report for the Calendar Quarter
Ended:
       --------------------------

To the Personal Trading Compliance Officer of Schneider Capital Management, Inc. (the "Firm"):

     During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Firm (see attached form).

----------------------------------------------------------------------------------------------------------------------
                                                                     Nature of          Broker/Dealer
                                                 Interest Rate      Transaction            or Bank
            Date of    Number of  Principal      and Maturity       (Purchase,           Through Whom  Exchange ticker
Security  Transaction    Shares     Amount   Date (if applicable)  Sale, Other)  Price     Effected    Symbol or CUSIP
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

          During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

------------------------------------------------------------
NAME OF BROKER/BANK   BROKER BANK/ADDRESS   DATE ESTABLISHED
------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------

This report (i) excludes transaction with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship between my transactions and securities held or to be acquired by Firm Clients or any related portfolios.

NOTE: Do not report transactions in direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments and shares issued by open-end investment companies.


Date:                                Signature
      ---------------------------              --------------------------------

      Print Name
                 -------------------------------
      Title:
             -----------------------------------

                                                                       Exhibit C
                                                                          2 of 2

--------------------------------------------------------------------------------------------------------------------------------
                                                   Interest                                      Broker/Dealer
                                                   Rate and                                         or Bank
                                                   Maturity           Nature of                     Through
             Date of     Number of   Principal     Date (if          Transaction                      Whom       Exchange ticker
Security   Transaction     Shares      Amount    Applicable)   (Purchase, Sale, Other)   Price      Effected     Symbol or CUSIP
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

                                                                       Exhibit D
                                                                          1 of 3

SCHNEIDER CAPITAL MANAGEMENT

For the Sixty Day Period from                    to
                              ------------------    ------------------------

To the Personal Trading Compliance Officer of Schneider Capital Management, (the "Firm"):

     During the 60 calendar day period referred to above, the following purchases and sales, or sales and purchases, of the same (or equivalent) securities are proposed to be effected in securities of which I have, or by reason of such transaction acquired, direct or indirect beneficial ownership (see attached form).

---------------------------------------------------------------------------------------------------
                                       Interest Rate
           Number of   Principal       and Maturity        Nature of Transaction    Exchange ticker
Security     Shares      Amount    Date (if applicable)   (Purchase, Sale, Other)   Symbol or CUSIP
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

This report (1) excludes transactions with respect to which I had no direct or indirect influence or control, (2) excludes other transactions not required to be reported, and (3) is not admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

With respect to (1) portfolios of the Firm's Clients that serve as the basis for my "investment personnel" status with the Firm; and (2) transactions in the securities set forth in the table above, I hereby certify that:

                    a) I have no knowledge of the existence of any personal conflict of interest relationship which may involve Firm Clients, such as frontrunning transactions or the existence of any economic relationship between my transactions and securities held or to be acquired by Firm Clients;

                    b) such securities, including securities that are economically related to such securities, involved in the transaction are not (i) being considered for purchase or sale by Firm Clients, or (ii) being purchased or sold by Firm Clients; and

                    c) the transactions are in compliance with the Code of Ethics of the Firm.

Date:                                        Signature
     ----------------------                            -------------------------

                                                                       Exhibit D
                                                                          2 of 3

                                              Print Name
                                                        ------------------------

                                              Title:
                                                    ----------------------------

In accordance with the provisions of Section IV.A.2(c) of the Code of Ethics of the Firm, the transaction proposed to be effected as set for in this Report is:

     Authorized:     [ ]
     Unauthorized:   [ ]

Date:                                       Signature:
     ----------------------                            -------------------------
                                                           Compliance Officer

                                                                       Exhibit D
                                                                          3 of 3

                          SCHNEIDER CAPITAL MANAGEMENT

------------------------------------------------------------------------------------------
                                     Interest
                                     Rate and
                                     Maturity           Nature of
           Number of   Principal     Date (if          Transaction         Exchange ticker
Security     Shares      Amount    applicable)   (Purchase, Sale, Other)   Symbol or CUSIP
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

                                                                       Exhibit E
                                                                          1 of 1

                          SCHNEIDER CAPITAL MANAGEMENT

                           PRE-CLEARANCE NOTIFICATION

                                                                   Date:
                                                                        --------

To the Personal Trading Compliance Officer of Schneider Capital Management:

I intend to transact the following:

BUY/SELL

SECURITY:
         -----------------------------------------------------------------------

SHARES/AMOUNT:
              ------------------------------------------------------------------

APPROXIMATE PRICE:
                  --------------------------------------------------------------


-----------------------------------
(name)


-----------------------------------
             Signature

                                          --------------------------------------
                                          Approved - Personal Trading Compliance
                                          Officer

ONE NOTIFICATION FORM REQUIRED ON EACH SEPARATE TRANSACTION FOR FILES.